UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 1, 2019 (July 31, 2019)

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
5.95% Notes due 2022	CSWCL	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Director Retirement and Term Limitation Policy of Capital Southwest Corporation (the “Company”), John H. Wilson notified the Company that he will retire from the Company’s board of director (the “Board”) effective as of the date of the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Mr. Wilson has been a member of the Board since 1988. Mr. Wilson’s retirement from the Board was not due to any dispute or disagreement with the Company, or on any matter relating to the Company’s operations, policies or practices. As a result of Mr. Wilson's retirement, the Board reduced the size of the Board from seven to six members, effective as of the date of the Annual Meeting.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 1, 2019, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Amendment”). The Amendment increased the Company’s authorized amount of common stock, par value $0.25 per share, from 25,000,000 to 40,000,000. The foregoing summary of the Amendment is subject to, and qualified in its entirety by, a copy of the Amendment, which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on July 31, 2019. Shareholders of record at the close of business on June 3, 2019 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 17,500,758 shares of common stock outstanding and entitled to vote. A quorum consisting of 15,903,627 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The following seven proposals were voted on at the Annual Meeting: (1) elect six directors to serve until the 2020 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; (2) approve an  amendment to the Company’s Amended and Restated Articles of Incorporation (the “Charter”) to change from a super-majority to a simple majority voting requirement for amendments to the Charter; (3) approve an amendment to the Charter to change from a super-majority to a simple majority voting requirement for approval of sale or merger of the Company; (4) approve an amendment to the Charter to change from a super-majority to a simple majority voting requirement for removal of a director for “cause”; (5) approve an amendment to the Charter to increase the number of authorized shares of common stock; (6) approve, on an advisory basis, the compensation of the Company’s named executive officers; and (7) ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1. The following six (6) directors were elected to serve until the 2020 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified by the following vote:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christine S. Battist	11,169,493	231,872	4,502,262
David R. Brooks	11,136,295	265,070	4,502,262
Bowen S. Diehl	11,136,621	264,744	4,502,262
Jack D. Furst	11,137,753	263,612	4,502,262
T. Duane Morgan	11,134,320	267,045	4,502,262
William R. Thomas III	11,033,670	367,695	4,502,262

Proposal 2. The amendment to the Charter to change from a super-majority to a simple majority voting requirement for amendments to the Charter was not approved by the following vote:

Votes For	10,001,528
Votes Against	1,308,930
Abstentions	90,907
Broker Non-Votes	4,502,262

Proposal 3. The amendment to the Charter to change from a super-majority to a simple majority voting requirement for approval of sale or merger of the Company was not approved by the following vote:

Votes For	10,849,909
Votes Against	460,555
Abstentions	90,901
Broker Non-Votes	4,502,262

Proposal 4. The amendment to the Charter to change from a super-majority to a simple majority voting requirement for removal of a director for “cause” was not approved by the following vote:

Votes For	11,143,802
Votes Against	211,939
Abstentions	45,624
Broker Non-Votes	4,502,262

Proposal 5. The amendment to the Charter to increase the number of authorized shares of common stock was approved by the following vote:

Votes For	15,032,276
Votes Against	726,855
Abstentions	144,496

Proposal 6. The compensation of the Company’s named executive officers as disclosed and discussed in the Proxy Statement was approved on an advisory basis by the following vote:

Votes For	10,663,971
Votes Against	498,798
Abstentions	238,596
Broker Non-Votes	4,502,262

Proposal 7. The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020 was approved by the following vote:

Votes For	15,799,681
Votes Against	47,398
Abstentions	56,548

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2019

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer